Exhibit 99.1

Contact:  Walter H. Hasselbring, III
                 (815) 432-2476
IF Bancorp, Inc. Receives Shareholder
Approval to Complete Pending Merger

Watseka, Illinois, February 3, 2026 – IF Bancorp, Inc. (“IF Bancorp”) (NASDAQ: IROQ), the holding company for Iroquois Federal Savings and Loan Association, announced today that its shareholders approved their pending merger with ServBanc Holdco, Inc. (“ServBanc Holdco”) at its special shareholders’ meeting held today.

Subject to the satisfaction of customary closing conditions, the parties expect to close the merger on March 12, 2026.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often, but not always, include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Certain factors that could cause actual results to differ materially from expected results include and the other factors detailed from time to time in IF Bancorp’s reports filed with the Securities and Exchange Commission, including those described in its Forms 10-K and the following: delays in completing or the inability to complete the merger, including difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Servbanc HoldCo and IF Bancorp, the reaction of the companies’ customers, employees and counterparties to the transaction, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which ServBanc Holdco and IF Bancorp are engaged, or changes in the securities markets and other risks and uncertainties. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Neither ServBanc Holdco nor IF Bancorp undertakes, and each specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law. All forward-looking statements, express or implied, included in the press release are qualified in their entirety by this cautionary statement.